NEWS RELEASE 950 Echo Lane, Suite 100 Houston, TX 77024

AT GROUP 1:	President and CEO	Earl J. Hesterberg	(713) 647-5700

	Senior Vice President and CFO	John C. Rickel	(713) 647-5700

	Manager, Investor Relations	Kim Paper Canning	(713) 647-5700

AT Fleishman-Hillard:	Investors/Media	Russell A. Johnson	(713) 513-9515

FOR IMMEDIATE RELEASE
THURSDAY, AUG. 17, 2006

GROUP 1 AUTOMOTIVE DECLARES QUARTERLY CASH DIVIDEND

HOUSTON, Aug. 17, 2006 — Group 1 Automotive, Inc. (NYSE: GPI), a Fortune 500 automotive retailer, today announced that its board of directors approved a quarterly cash dividend of $0.14 per share payable on Sept. 15, 2006, to stockholders of record on Sept. 1, 2006.

About Group 1 Automotive, Inc.
Group 1 owns 94 automotive dealerships comprised of 135 franchises, 33 brands and 29 collision service centers in California, Florida, Georgia, Louisiana, Massachusetts, New Hampshire, New Jersey, New Mexico, New York, Oklahoma and Texas. Through its dealerships, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.